EXHIBIT 10.47





                                    AGREEMENT

This Agreement, made and concluded this 1st day of April, 2004 is by and between The Shadmore Trust U/A/D 12/26/89, a California trust, Scott H. Shadrick and Thomas B. Livermore, Trustees (hereinafter "Shadmore") and,

American Leisure Holdings, Inc., a Nevada corporation with its principal office and place of business located at Orlando, Florida (hereinafter "AMLH"), and

Around The World Travel, Inc., a Florida corporation with its principal office and place of business located at Coral Gables, Florida (hereinafter "AWT"), and

Around The World Floldings, LLC, a Delaware limited liability company with its principal office and place of business located fit Coral Gables, Florida (hereinafter "ATWH").

                                   WITNESSETH

Whereas, Shadmore is the owner of Common Stock in the Florida corporation known as Around The World Travel, Inc. of Coral Gables, Florida ("AWT"), and

Whereas, Shadmore is also the owner of Preferred Stock in AWT; and

Whereas, Shadmore is the holder of a promissory note or notes wherein AWT is the Maker; and

Whereas, Shadmore is a party in an agreement with Around The World Holdings, LLC ("ATWH") dated February 28, 2001 (the "Put Agreement") wherein it agreed to acquire stock in AWT from ATWH and also contains the right by Shadmore to put the stock back to ATWH; and

Whereas, AMLH has made an offer to Shadmore to acquire the Common Stock, the Preferred Stock and the Note(s); and

Whereas, AMLH has made an offer to Shadmore to fulfill selected responsibilities of ATWH in said Put Agreement; and

Whereas, Shadmore has accepted the AMLH offer and the Parties desire to memorialize their agreement.

Now, therefore, in consideration of the mutual promises herein contained, it is agreed as follows.

1. Recitals. The forgoing Recitals are true and accurate and are incorporated herein

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2. Common Stock. Shadmore represents that it is the owner of 3,046,505 shares of common stock of AWT. Said shares are not leveraged, assigned as collateral or in any way impaired such that Shadmore can convey clean title to these shares to AMLH. AMLH hereby acknowledges that said stock may contain restrictive legends and has no objection thereto. Shadmore hereby agrees to provide a statement from AWT executed by a duly authorized officer of AWT that verifies their common stock holding. Attached hereto as Exhibits A-l through A-4 are copies of the stock certificates numbered NC-32, Nc-42, NC-51 and NC-55, respectively.

3. Preferred Stock. Shadmore represents that it is the owner of 907,677 shares of Preferred Stock of AWT. Said shares are not leveraged, assigned as collateral or in any way impaired such that Shadmore can convey clean title to these shares to AMLH, AMLH hereby acknowledges that said stock may contain restrictive legends and has no objection thereto. Shadmore hereby provides a statement from AWT executed by a duly authorized officer of AWT that verifies their Preferred Stock holding. Attached hereto as Exhibits B-l and B-2 are copies of the stock certificates numbered PA-16 and PA-31, respectively.

4. Note(s). Shadrnore represents that is the holder of certain instruments of debt owed by AWT. Attached hereto as Exhibit C-l et seq. are copy(s) of said instruments. Shadmore hereby promises to provide confirmations from AWT of the amounts due under said instruments.

5. Consideration to Be Paid for the acquisition of 2, 3 & 4 above.

A.) AMLH agrees to pay to Shadmore the sum of 24,101 shares of AMLH Series E Convertible Preferred Stock, with a liquidation value of $100 a share representing a value upon conversion of $2,410,113, bearing a 4% per annum dividend rate, a Par Value of $.001 and convertible into the common stock of AMLH at a minimum strike price of $15.00 per share. The Certificate of Designation of Series E Convertible Preferred Stock is attached hereto as Exhibit D and made a part hereof.

B.) In addition, AMLH agrees to guarantee to fulfill most of the responsibilities of ATWH in the Settlement Agreement dated September 30, 2003 with the exception of the duty to sell additional shares of AWT to Shadmore and other exceptions. Said Agreement is attached hereto as Exhibit E-l. Exhibit E-2 contains an amendment to said agreement that excludes those provisions that AMLH is not fulfilling. The Parties agree that, as of this date, that a valid put of the AWT stock has been made by Shadmore and that the amount due from ATWH is $1,698,340. The weekly payments of $3,692 will be adjusted to $5,000 per week. AMLH further agrees that from the date of this Agreement it shall cause AWT to pay interest on the unpaid put price at the rate of four per cent (4%) per annum. Said interest shall be paid annually in arrears.

C.) In addition, AMLH agrees that Shadmore shall receive on account of the amount due per Section 5.B an amount of money equal to 9.5% of the annual
Earnings Before Income Tax, Depreciation and Amortization ("EBITDA") of the TraveLeaders Western Unit at Irvine, California until such time as the amount owed per 5,6 is fully

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paid.  AMLH  shall  cause  said amount to be determined by March 1 following the calendar year and the amount determined to be due shall be paid in lumps sum by April 1 of each year. Standard GAAP procedures shall be performed and the entire formula shall be transparent and disclosed to Shadmore. Disputes over the amount due per this section shall be resolved by utilizing the dispute resolution procedures of the CPAA of America.

6. Indemnities. A.) AMLH hereby agrees to indemnify Shadmore from any and all loss, cost or expense associated with the transfer of the Common Stock and the Preferred Stock of AWT relative to any rights that AMLH may have under the state and federal laws and regulations of the state and federal regulatory bodies relating to the private sale of exempt, non-registered securities. AMLH is an accredited investor as defined in Rule 501 of Regulation D of the Securities Act of 1933, as amended (the "Act").

B.) Shadmore hereby avers that their acquisition of the Series E Preferred Stock is for their own account, for investment purposes only and not for re-sale or distribution. Shadmore acknowledges that this acquisition is not being done in conjunction with a public offering as defined in the Act and that Shadmore, and its Trustees, are accredited investors as defined in the Act. Therefore, Shadmore hereby indemnifies AMLH against all loss, cost or expense associated with the transfer to them of the Series E Preferred Stock of and by AMLH relative to any rights that Shadmore may have under the state and federal laws and regulations of the state and federal regulatory bodies relating to the private sale of these securities.

C) AMLH hereby promises and agrees that it shall hold the individuals known as Thomas B. Livermore and Scott H. Shadrick financially harmless from actions undertaken by the Internal Revenue Service ("IRS") on account of federal withholding tax, PUT A, FICA and the resulting penalties and interest and fines associated with an assessment by the IRS of the liability owed by AWT for non-payment and late payment of employer and trust fund taxes that were to be paid over to the IRS while Livermore and Shadrick were titular but non-operational officers of AWT. The only conditions of this indemnity are: a) that it shall be void and of no effect as to either of them in the event that the IRS or AWT presents incontrovertible evidence that such individual did actively engage in the conduct that has given rise to the assessment; and b) AMLH shall afford to Livermore and Shadrick the same protection and insulation from personal liability that it will afford to other officers similarly situated. The purpose of this second condition is that AMLH will propose a payment plan to extinguish the agreed liability and it shall faithfully perform said agreement. AMLH shall also cause AWT to inform the IRS that Livermore and Shadrick are not responsible for the assessment. However, AMLH can not and does not guarantee that the IRS will not take independent action against Livermore and Shadrick despite the representations and the payments.

7. Timing and Closing. The Parties agree that the documents and securities recited herein shall be exchanged within 15 days of the execution of this Agreement time being of the essence.

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8.  Disclosures.  AMLH  has  disclosed  and  by  these presents re-affirms their disclosure to Shadmore that it currently intends to seek an agreement with AWT to purchase the entire asset array of AWT (the "Assets"). In such pursuit, AMLH is making this Agreement, as it intends to do with most, if not all, of the other shareholders of AWT, so as to structure the acquisition of the Assets in such a way as to provide a fair and amicable transition of the ownership of and the business operations of AWT in and to AMLH. Attached hereto as Exhibit G is a spreadsheet entitled "AWT Minority Shareholders Offer Sheet" that depicts the AMLH offer to Shadmore and other shareholders similarly situated. Also attached hereto as Exhibit F is a full synopsis of the offer that has been accepted by the members of ATWH to convey their entire ownership interests in ATWH to AMLH as it is the majority common shareholder of AWT. Further, AMLH has made an agreement with GCD Acquisition Corp. to acquire the ownership and rights of the senior secured debt (formerly owed to Galileo International, LLC) owed by AWT. In addition, AMLH intends to make appropriate use of the staff and management of AWT in the ongoing operations of the AMLH Travel Division.

9. Releases. In light of the Disclosures, AMLH requires and Shadmore agrees to look solely to AMLH for the performance of the obligations contained herein and, as such, said obligations shall replace and supercede all obligations of AWT, ATWH and the officers, members and directors of said entities. AWT joins in this Agreement for the express and specific purpose of demonstrating its consent to the transaction described as well as to agree to exchange with Shadmore and its Trustees general, mutual and reciprocal releases upon the execution of this Agreement.

10. Entire Agreement. This Agreement and the Exhibits attached hereto contain all aspects of the agreements between the Parties. This Agreement supercedes all prior written and oral communications pertaining to the transaction described herein. Any element deemed unenforceable will not vitiate the remaining provisions or this Agreement. This Agreement is not assignable without the written consent of the other Party except that AMLH may assign this Agreement to a subsidiary controlled by AMLH but no such assignment shall relieve AMLH from the responsibilities incurred herein.

11. Working Relationship. Notwithstanding anything in Exhibit G to the contrary, AMLH agrees that Shadmore (or by extension Messrs. Livermore and Shadrick) may reserve the right to propose an involvement in the upper level management of AMLH regarding matters pertaining to the AMLH Travel Division.



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SIGNATURE PAGE

Dated at Irvine, California this 1st day of April, 2004.


/s/Thomas B. Livermore, Trustee               /s/Scott H. Shadrick, Trustee
-------------------------------               -----------------------------
Thomas B. Livermore, Trustee                  Scott H. Shadrick, Trustee
The Shadmore Trust U/A/D 12/26/89             The Shadmore Trust U/A/D 12/26/89


/s/ MalcolmWright
-----------------
Malcolm Wright, President
American leisure Holdings, Inc.


Dated at San Diego, California this 1st day of April, 2004


/s/ Keith St. Clair
-------------------
Keith St. Clair
Managing Member
Around The World Holdings, LLC


/s/ Keith St. Clair
-------------------
Keith St. Clair
Managing Member
Around The World Travel, Inc.

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